                                                                   Exhibit 23.02

                   Consent of Independent Public Accountants


     As Independent Public Accountants, we hereby consent to the use of our Report (and to all references to our Firm) including in or made a part of this Registration Statement.

                                      /s/  ARTHUR ANDERSEN LLP


Boston, Massachusetts
September 9, 1999